                                                                   Exhibit 10.30



                        LICENSE AND DEVELOPMENT AGREEMENT

        This Agreement is entered as of March 24, 2000 (the "Effective Date") by and between AccuMed International, Inc. ("AccuMed"), a Delaware corporation, with a place of business at 920 N. Franklin, Suite 402, Chicago, IL 60610 and Ventana Medical Systems, Inc. ("Ventana"), a Delaware corporation, with a place of business at 3865 N. Business Center Drive, Tucson, AZ 85705.

1.      DEFINITIONS.

               "AccuMed Imaging Assets" shall mean all the assets, properties, rights, titles and interests of every kind and nature, whether tangible or intangible, worldwide related to AccuMed's imaging products, systems, or services, including but not limited to fixed assets, equipment, tooling, intellectual property rights, designs, software, and rights existing under agreements of any type (including but not limited to development and marketing contracts).

               "AccuMed Intellectual Property Rights" shall mean all intellectual property rights now or hereafter owned, licensed, or controlled by AccuMed or any of its Subsidiaries, including but not limited to AccuMed Patent Rights and AccuMed Technical Information, and any other patent rights, copyrights, trademarks, and trade secret rights of AccuMed.

               "AccuMed Patent Rights" shall mean any patent rights (including rights to issued patents and pending patent applications) now or hereafter owned, licensed, or controlled by AccuMed or any of its Subsidiaries during the term of this Agreement, including but not limited to rights to the patents and patent applications listed in Exhibit 1-1 (along with any divisionals, continuations, continuations-in-part, reissues, re-examinations, re-registrations or extensions thereof).

               "AccuMed Software" shall mean AccuMed's pre-existing and later-developed software, tools, modules, products, and related documentation, and any updates made thereto, in both object code and source code form including but not limited to related Source Code owned by AccuMed. AccuMed Software includes, but is not limited to, any AccuMed software or data incorporated into any Software Products or other deliverables provided to Ventana under this Agreement.

               "AccuMed Technical Information" shall mean all of AccuMed's trade secrets, information, and know-how, now or hereafter owned, licensed or controlled by AccuMed or any of its Subsidiaries during the term of this Agreement.

               "Alpha Testing" shall mean the alpha testing of Engineering Prototypes of the imaging hardware platform AccuMed will supply Ventana and of each Software

Product. Alpha Testing shall consist of Ventana's testing with assistance from AccuMed of the performance of a product against a performance protocol to be established by Ventana under this Agreement where such testing may be done in-house at either Ventana's and/or AccuMed's facilities as Ventana may decide in its sole discretion. A product shall be considered to have passed Alpha Testing if it performs to the performance protocol as demonstrated to Ventana's reasonable satisfaction.

               "Basic Imaging and Report Generation Product" shall mean a software product for capturing an image of tissue mounted on a microscope slide, manipulating the image, and preparing a report to Ventana's specifications as will be more fully described in the Marketing Specifications.

               "Beta Testing" shall mean the beta testing of Manufacturing Prototypes to a performance protocol established by Ventana in Ventana customer labs as selected by Ventana for a period determined by Ventana in its sole discretion. A product will be considered to have passed Beta Testing if it performs to the performance protocol in all customer labs selected by Ventana for Beta Testing.

               "Breast Cancer Panel" shall mean [***]software products for performing quantitated immunohistochemistry (QIHC) on patient breast cancer slides stained for estrogen receptor, progesterone receptor, proliferation receptor (as measured using either Ki-67 or MIB-1 antibodies) and her-2/neu receptor as will be more fully described in the Marketing Specifications.

               "Developed Software" shall mean all software and related documentation developed by AccuMed for Ventana under this Agreement and any updates made thereto.

               "Development Plan" and "Development Schedule" will mean, respectively, a plan and schedule designated as such in Section 6.1.

               "Direct Costs" shall mean personnel, supplies, materials, and contracted and outside services costs attributable to the materials or for the production of an item.

               "Effective Date" is defined in the preamble to the Agreement.

               "Engineering Prototypes" shall mean fully developed hardware or software products related to the Imaging System to be delivered to Ventana that have not yet passed Alpha Testing.

               "Excluded Field" shall mean but not limited to: [***] Excluded Field shall not extend to Ventana's Medical Research Sales and Internal Research and Development.

               "FDA Approval" shall have the meaning specified in Section 9.1.6.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               "Field"  [***]  Field shall exclude the Excluded Field.

               "Field Exclusivity" shall mean the rights granted to Ventana and the restrictions on AccuMed as specified in Section 5.1.

               "Foreground Technology" shall have the meaning specified in
Section 3.1.

               "Functional Specifications" shall mean a detailed engineering specification that is in accordance with the Marketing Specifications and which will be used by software and hardware engineers to develop the Imaging System and Software Products.

               "Imaging System" shall mean an automated pathology imaging system based on AccuMed's existing AcCell 2001 workstation and to be further developed by AccuMed in conformance with the Functional Specifications and improvements made thereto by either party during the term of this Agreement. The Imaging System includes but is not limited to certain basic software used in the operation of the Imaging System.

               "Installations" shall have the meaning specified in Section 7.4.

               "Internal Research and Development" shall mean the internal use of Imaging Systems by employees and contractors of a party to this Agreement only for research and development.

               "Maintenance" shall have the meaning specified in Section 7.4.

               "Manufacturing Prototypes" shall mean the initial manufacturing prototypes of the Imaging System and each Software Product manufactured or made by AccuMed to be delivered to Ventana for Beta Testing in Ventana customer labs.

               "Manufactured Product" shall mean each Imaging System manufactured and sold by AccuMed to Ventana hereunder.

               "Marketing Specifications" shall mean a detailed specification of the performance requirements for the Imaging System and the Software Products prepared by Ventana and will be an expanded version of the specifications contained in Exhibit 1-2.

               "Master Validation Protocol" shall mean a master validation protocol used by Ventana to seek FDA 510k approval from the U.S. Food and Drug Administration for the Imaging System and Software Products.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               "Medical Research Sales" shall mean the sale by or under the authority of a party to this Agreement of Imaging Systems to end customers only for their internal medical research purposes, and expressly excludes the use or sale of such Imaging Systems for: (i) any commercial use or gain by any such end customers, (ii) any commercial use in the direct or indirect treatment of patients, or (iii) any resale or further distribution by such end customers.

               "Payment Report" shall mean a report designated as such in
Section 9.5.3.

               "Ploidy Product" shall mean a software product to be developed by AccuMed for Ventana for conducting DNA ploidy analysis as will be more fully described in the Marketing Specifications.

               "Product Exclusivity" shall mean the exclusivity of the licenses granted to Ventana in Article 2.

               "Products" shall mean any medical products and systems, including but not limited to the [***] Products shall also include any subsequent hardware and software products developed by AccuMed for Ventana under this Agreement.

               "Proprietary Information" shall have the meaning specified in
Section 4.1.

               "Rare Event Detection Product" shall mean a software product to be developed by AccuMed for Ventana that will permit Ventana [***] The FDA labeling that Ventana will be seeking and the protocol that will be required by the FDA to obtain this label is referenced in Exhibit 1-4.

               "Royalty Product" shall mean an Imaging System manufactured and sold by or under the authority of Ventana. Royalty Product shall exclude any Manufactured Product.

               "Subsidiaries" shall mean any legal entity more than or equal to fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly by a party.

               "Software Products" shall mean any software product developed or customized for Ventana under this Agreement, including but not limited to the [***]

               "Source Code" shall mean all source code and documentation for the Software Products and any other software related to or used with any Imaging System, and updates to all of the foregoing during the term of this Agreement.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               "Technology Transfer" shall mean the transfer of AccuMed Intellectual Property Rights embodied in tangible form, including copies of any issued patents and pending patent applications, to Ventana as set forth in
Article 8.

               "Telepathology Product" shall mean[***]

2.      Grant of LicenseS.

        2.1 Subject to the terms and conditions of this Agreement, AccuMed hereby grants to Ventana and its Subsidiaries a perpetual, irrevocable, worldwide, royalty-free (except as otherwise provided to be royalty-bearing hereunder) license under AccuMed Patent Rights and AccuMed Technical Information to use, make, have made, import, offer to sell and sell Products and to practice any process or method involved in the manufacture or use of Products. The foregoing license shall be (i) exclusive in the Field (even as against AccuMed except as provided in Section 2.4 below) and non-exclusive outside the Field, provided that such non-exclusive license shall not extend to the Excluded Field; and (ii) sublicensable with AccuMed's written approval, which shall not be unreasonably withheld.

        2.2 Subject to the terms and conditions of this Agreement, AccuMed hereby grants to Ventana and its Subsidiaries a sublicensable, perpetual, irrevocable, worldwide, royalty-free (except as otherwise provided to be royalty-bearing hereunder) license under AccuMed Intellectual Property Rights to use, reproduce, distribute (directly or indirectly through one or more levels of distribution), modify, adapt, and create derivative works of the AccuMed Software (including any modifications and derivative works thereof made by Ventana) and to otherwise utilize the AccuMed Software in the manufacture, sale, or design of Products; provided that the AccuMed Software and modifications and derivative works thereof may be distributed only in source and object code form integrated into or bundled with Products or as updates of the AccuMed Software provided to end-user customers of Products. The foregoing license shall be (i) exclusive in the Field (even as against AccuMed) and non-exclusive outside the Field, provided that such non-exclusive license shall not extend to the Excluded Field; and (ii) sublicensable with AccuMed's written approval, which shall not be unreasonably withheld.

               2.2.1 With respect only to Source Code owned by AccuMed, the foregoing license shall be limited to the maintenance, support, and continued development of the Software Products and any other software related to or useful with the Imaging System.

        2.3 License Grant-Back. Subject to the terms and conditions of this Agreement and during the term hereof, Ventana hereby grants to AccuMed a non-exclusive, worldwide, non-sublicensable, royalty-free license, but only outside of the


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Field, to use, reproduce, distribute, modify, adapt, and create derivative works of the Developed Software; provided that the Developed Software may be distributed only in source and object code form under the terms of an End-User Software License reasonably acceptable to and approved in advance in writing by Ventana.

        2.4 Reservation. The license granted in Section 2.1 above is subject to a reserved worldwide non-exclusive license in the Field to AccuMed solely for Internal Research and Development and Medical Research Sales, subject to AccuMed's obtaining a written agreement from end customers of Medical Research Sales that any Imaging Systems sold are not licensed for commercial use by others in the direct or indirect treatment of patients and shall not be resold or further distributed.

        2.5 Improvements. Any AccuMed modifications or improvements to the AccuMed Software or Imaging System made before the termination of this Agreement shall be included in the licenses of this Article 2 without additional charge to Ventana. AccuMed agrees to promptly disclose such modifications and improvements. To assist in the transfer of modifications and improvements, Ventana shall be entitled to have a development engineer observe the operations of AccuMed related to the subject matter of the licenses of this Article 2 for up to one month per year during the term of this Agreement.

3.      OWNERSHIP.

        3.1 Ownership. Ventana shall exclusively own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights and all other intellectual and industrial property rights of any sort throughout the world) in any inventions, works of authorship, mask works, ideas or information made or conceived or reduced to practice by AccuMed in the course of performance under this Agreement (the "Foreground Technology"), which course of performance shall include without limitation the initial and future development of the Imaging System and Software Products or any maintenance provided by AccuMed hereunder as part of this Agreement. However, Ventana shall have no ownership of any Developer Stock. "Developer Stock" shall mean AccuMed's preexisting software engines, development tools and routines, as well as derivatives and modifications thereof; provided that if any such derivative or modification is made in the course of performance under this Agreement, then it will qualify as Developer Stock only if it (i) has substantially the same functionality as other Developer Stock and (ii) has general applicability apart from the Software Products.

               3.1.1 AccuMed may use third party software in the software to be delivered to Ventana under this Agreement; provided that (i) Ventana obtains the rights from such third parties necessary to provide all rights granted to Ventana under this Agreement and (ii) AccuMed obtains such third party software at AccuMed's sole expense. Notwithstanding the foregoing, Ventana shall be responsible for obtaining a license for the software to be used in the Telepathology Product. If AccuMed uses Accumed or third party software or data in any software or other materials to be delivered to Ventana under this Agreement, AccuMed shall identify the software modules containing AccuMed Software and separately identify the modules containing third party software at the time of delivery to Ventana.

        3.2 AccuMed hereby makes and agrees to make any assignments necessary to accomplish the foregoing ownership provisions. In interpreting such ownership provisions anything made or conceived or reduced to practice by an employee or contractor of AccuMed in the course of performance under this Agreement will be deemed so made or conceived or reduced to practice by that party; AccuMed has and will have appropriate agreements with all such employees and contractors necessary to fully effect the provisions of this Article 3.

        3.3 Ventana will have the exclusive right to, and, at Ventana's expense, AccuMed agrees to assist Ventana in every proper way (including, without limitation, becoming a nominal party) to, evidence, record and perfect the foregoing assignments and to apply for and obtain recordation of and from time to time enforce, maintain, and defend any proprietary right assigned to Ventana under this Agreement. AccuMed will execute all documents Ventana may reasonably request for such purposes.

        3.4 Any assignment by AccuMed of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, AccuMed hereby ratifies and consents to any action consistent with the terms of this Agreement that would violate such Moral Rights in the absence of such ratification/consent. AccuMed will confirm any such ratifications and consents from time to time as requested by Ventana.

4.      Confidential Information.

        4.1 Confidentiality. Each party agrees that all inventions, processes, materials, chemicals, know-how and ideas and all other business, technical and financial information they obtain from the other are the confidential property of the disclosing party ("Proprietary Information" of the disclosing party). Except as expressly allowed in this Agreement, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees in writing. The receiving party shall not be obligated under this Section 4.1: (i) beyond five years after termination of this Agreement or (ii) with respect to information the receiving party can document:

               (a) is or has become readily publicly available through no fault of the receiving party or its employees or agents; or

               (b) is received from a third party lawfully in possession of such information and lawfully empowered to disclose such information and provided the receiving party abides by all restrictions imposed by such third party; or

               (c) was rightfully in the possession of the receiving party prior to its disclosure by the other party provided the receiving party abides by all restrictions imposed on its possession of such information; or

               (d) was independently developed by employees or consultants of the receiving party without access to such Proprietary Information.

5.      field Exclusivity.

        5.1 Neither AccuMed nor any Subsidiary shall develop, manufacture, purchase, distribute, or market anywhere worldwide during the term of this Agreement (or have or enter into any agreement or arrangement with respect to) any product or system: (i) competitive with or substantially similar to the Imaging System or Software Products or (ii) in the Field.

        5.2 Termination of Field Exclusivity shall have no effect on Product Exclusivity under the licenses granted to Ventana under Article 2.

6.      PRODUCT DEVELOPMENT.

        6.1 Imaging System and Software Product Specifications. With respect to the Imaging System and the Software Products, AccuMed shall, within [***]of receiving the Marketing Specifications, complete the Functional Specifications and a development plan and schedule consistent with the Marketing Specifications ("Development Plan" and "Development Schedule") for the Imaging System and the Software Products. Ventana agrees to consult with and assist AccuMed in doing so including but not limited to providing AccuMed's development engineers with ongoing assistance by Ventana's medical experts as reasonably necessary to develop the Software Products with functionality consistent with the Functional Specifications and Ventana's intended customer markets. The completed Functional Specifications and Development Plan and changes thereto are subject to the approval of Ventana, which approval shall not be unreasonably withheld.

        6.2 AccuMed's Development Obligations. For the Imaging System and Software Products, AccuMed will perform the following activities consistent with the Functional Specifications, Development Plan, and Development Schedule: (i) undertake and complete development of the Imaging System and Software Products as set forth in the completed Functional Specifications, including manufacturing scale-up, (ii) prepare and provide Ventana with development information for the Imaging System and Software Products as necessary or reasonably desirable for any regulatory filings, (iii) assist with Alpha Testing and Beta Testing of the Imaging System and Software Products as set forth herein, and (iv) deliver the Engineering Prototypes and Manufacturing Prototypes to Ventana.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               6.2.1 Within [***] of the Effective Date, AccuMed shall deliver to Ventana a first Engineering Prototype of the Imaging System and an Engineering Prototype of the Rare Event Detection Product (each in a form suitable for conducting FDA clinical trials).

               6.2.2 Within [***] of the Effective Date, AccuMed shall deliver a second Engineering Prototype of the Imaging System and Engineering Prototypes of the [***].

               6.2.3 Within [***] of the Effective Date, AccuMed shall deliver the Engineering Prototype for the [***].

               6.2.4 AccuMed shall deliver [***] Manufacturing Prototypes of the Imaging System and [***] copies of each of the [***]

               6.2.5 AccuMed shall deliver [***] Manufacturing Prototypes of the [***] to Ventana for Beta Testing within 10 days of the completion of Alpha Testing thereof.

               6.2.6 Telepathology Product. AccuMed shall assist Ventana in its search for and selection of a third party vendor for a software product suitable for customization by AccuMed to deliver the Telepathology Product under this Agreement. AccuMed or its contractors shall perform customization to such vendor's product as necessary to ensure compliance with the Functional Specifications and the compatibility and interoperability of the Telepathology Product with the Imaging System and other Software Products and the manner of Ventana's intended use thereof. AccuMed shall deliver an Engineering Prototype and a Manufacturing Prototype of the Telepathology Product to Ventana on reasonable successive dates consistent with other delivery dates hereunder and as mutually agreed by the parties.

        6.3    Ventana's Development Obligations.

               6.3.1 Ventana shall provide AccuMed with the Marketing Specifications within 15 days after the Effective Date for AccuMed's use in preparing the Functional Specifications.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               6.3.2 Ventana shall complete Alpha Testing for the first Engineering Prototype of the Imaging System and the Engineering Prototype of the [***]to be delivered under Section 6.2.1 within [***]of the receipt thereof.

               6.3.3 Ventana shall complete Alpha Testing for the second Engineering Prototype of the Imaging System and the Engineering Prototypes of the [***]to be delivered under Section 6.2.2 within [***]of the receipt thereof.

               6.3.4 Ventana shall complete Beta Testing for the Manufacturing Prototypes of the Imaging System, the [***]to be delivered under Section 6.2.4 within [***]of the receipt thereof.

               6.3.5 Ventana shall complete Alpha Testing for the Engineering Prototype of the [***]to be delivered under Section 6.2.3 within [***]of the receipt thereof.

               6.3.6 Ventana shall complete Beta Testing for the Manufacturing Prototype of the [***]to be delivered under Section 6.2.5 within [***]of the receipt thereof.

               6.3.7 Ventana may in its sole discretion and at its expense obtain any regulatory approvals necessary for Ventana's manufacturing, sales, marketing, and service of the Imaging System, including but not limited to any beta testing of the Manufacturing Prototypes by Ventana. Ventana's obligations hereunder shall include, without limitation, all testing and other activity necessary or useful to ensure compliance with applicable governmental or administrative rules and regulations. Ventana shall be entitled to submit the filings in its name.

               6.3.8 Ventana shall commence FDA clinical trials for the Master Validation Protocol within [***]after the completion of Alpha Testing for the first Engineering Prototype of the Imaging System and the Engineering Prototype of the [***]with an expectation of FDA clearance within [***]of the Effective Date, assuming the Rare Event Detection Product is delivered by AccuMed on time as provided hereunder and passes Alpha Testing within [***]of receipt by Ventana.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        6.4    Acceptance.

               6.4.1 Acceptance of Deliverables. All deliverables provided by AccuMed under this Agreement shall be delivered for Ventana's acceptance testing in accordance with the acceptance procedure set forth in Section 6.4.2 below. Prior to each delivery, AccuMed shall have completed all required testing applicable to such deliverables to ensure material compliance with the applicable specifications hereunder.

               6.4.2  Acceptance Testing.

               (a) Acceptance Standards. Following receipt of each deliverable, including but not limited to any deliverables intended for Alpha Testing or Beta Testing, Ventana shall have the time period for testing as set forth under this Agreement, or if not otherwise set forth herein for any deliverable, a time period of 30 days (the "Verification Period") in which to use commercially reasonable efforts to review, examine and verify such deliverable and notify AccuMed of either: (a) any material failure thereof as determined by Ventana to meet the applicable specifications, or (b) any other rejection for technical reasons by Ventana as determined in its reasonable sole discretion (a "Failure").

               (b) Beta Testing. Any deliverable subject to Beta Testing hereunder shall also be subject to technical acceptance by Ventana's selected beta site customers. Such technical acceptance shall be determined by such customer in its sole reasonable discretion. Such technical acceptance shall be communicated to AccuMed by Ventana and shall be subject to the time limit for the Verification Period above and the Acceptance Procedure set forth in subsection (c) below.

               (c) Acceptance Procedure. If Ventana discovers any Failure, it shall promptly provide AccuMed with written notice of such Failure, including all information reasonably available regarding such Failure. Upon receipt of such notice, AccuMed shall use its best efforts, at AccuMed's sole cost and expense, to correct any such Failure and to resubmit the corrected applicable deliverables to Ventana as soon as commercially and technically practicable, but in all events within 21 days following Ventana's notification of a Failure. AccuMed shall repeat the process of correction and resubmission of the applicable deliverable, subject to additional Verification Periods, until Ventana's acceptance. The parties agree that any failure by Ventana to discover and notify AccuMed of defects within any Verification Period shall not negate any of AccuMed's representations or warranties, nor waive any of Ventana's rights or remedies hereunder.

        6.5 Future Development. AccuMed shall develop any improvements to the Imaging System and Software Products as may be reasonably requested in writing by Ventana from time to time during the term of this Agreement for Ventana's continued expansion of its products sales and services and the continuing introduction of new product features. Such requests may include but not be limited to modifications to the initial Imaging System hardware platform, the development of a totally new, higher throughput imaging system for larger labs, modifications to existing software modules, and the development of completely new software modules for use with existing or future imaging systems. Such development under this Section 6.5 shall be pursuant to specifications developed by Ventana with the cooperation of AccuMed. Ventana shall pay AccuMed for such development work at an additional development cost as mutually agreed by the parties.

7.      SUPPLY AND MARKETING.

        7.1 AccuMed's Supply Obligations. AccuMed shall manufacture and deliver those quantities of Manufactured Product as specified below, FOB AccuMed's plant. Manufactured Products delivered by AccuMed shall incorporate the latest improvements to the Imaging System developed by AccuMed hereunder or otherwise at no additional cost to Ventana, including but not limited to any such improvements related to Maintenance. Each Manufactured Product shall include without limitation all specified hardware and the Basic Imaging and Report Generating Product.

        7.2    Quantity.

               7.2.1 AccuMed will manufacture and deliver [***] Manufactured Products to Ventana with delivery at a rate of [***] Manufactured Products per calendar quarter commencing with the first full calendar quarter following the completion of Beta Testing for the Imaging System and all Software Products and receipt by Ventana of FDA Approval. Delivery of such Manufactured Products may be accelerated with mutual agreement. Each Manufactured Product will be delivered with the AccuMed Software and/or Software Products as specified in Ventana's sole discretion.

               7.2.2 If AccuMed fails to ship at least 75% of the amount of any Manufactured Product for a given calendar quarter as required above, (a "Supply Deficiency"), Ventana may so notify AccuMed in writing whereby: (i) Technology Transfer will be accelerated as necessary to permit the immediate manufacture of Imaging Systems by Ventana, and (ii) AccuMed will promptly prepare a plan as to how to remedy the situation (which may involve new or expanded production facilities or a third party producer). AccuMed will use diligent efforts to implement such plan and shall provide Ventana with quarterly reports on its progress. If such plan is not substantially implemented within 2 months from Ventana's notice (and it will not be substantially implemented in significantly less time than Ventana could begin commercial production thereafter) (an "Implementation Failure"), then AccuMed will provide Ventana with all technical assistance reasonably necessary for Ventana to make and have made such Manufactured Products to meet the portion of Ventana's requirements of that Manufactured Product that AccuMed cannot supply hereunder, for which such portion of Manufactured Products shall not be subject to a royalty as


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

otherwise provided hereunder. In addition to the foregoing rights, in the event of a Supply Deficiency, Ventana shall have the right to terminate any further obligation to purchase Manufactured Products effective immediately upon providing written notice to AccuMed.

        7.3 Ventana's Marketing Obligations. Ventana represents, warrants and agrees:

               7.3.1 to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or reexport of any Proprietary Information of AccuMed or any product thereof in violation of any such restrictions, laws or regulations.

               7.3.2 in addition to and without in any way limiting Ventana's other obligations hereunder, to use all methods to protect the parties' rights with respect to the Proprietary Information of AccuMed as it uses to protect its own or any third party's confidential information or intellectual property rights.

        7.4 Maintenance. AccuMed shall provide maintenance services (including but not limited to engineering and testing work) for the correction of defects or errors and the development of improvements for all Manufactured Products and Royalty Products or any other deliverables sold or provided to Ventana under this Agreement (the "Maintenance"); provided that Ventana shall be responsible for the actual installation and retrofitting (the "Installations") of software upgrades or hardware improvements for any Manufactured Products and Royalty Products that have been installed for use in a Ventana facility or purchased by any other third party.

               7.4.1. Maintenance shall include but not be limited to prompt correction of any software errors and any hardware defects in any deliverables provided to Ventana hereunder and AccuMed shall provide all personnel and bear any and all expenses, travel or otherwise, as required as part of Maintenance except for Installations. AccuMed shall commit at least one full-time equivalent employee for providing Maintenance. Maintenance shall further include the providing of all updates to any software and all improvements to any hardware for any deliverables that have been provided to Ventana hereunder.

               7.4.2 All software and hardware upgrades and improvements shall be delivered to Ventana as part of Maintenance at no additional cost to Ventana, except that Ventana shall pay AccuMed [***]for any hardware parts provided as part of Maintenance that provide an improvement in performance other than due to an error or defect correction.

               7.4.3 During the term of this Agreement and as payment for the Maintenance, Ventana shall pay AccuMed a maintenance fee of U.S. [***]with the first


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

such installment commencing on the first day of the first month of the first full calendar quarter following receipt by Ventana of FDA Approval and completion of Beta Testing for the Imaging System and all Software Products. Ventana may discontinue Maintenance at any time with written 90-day notice.

        7.5 Ventana shall purchase parts from AccuMed's current parts inventory:
(i) as required for the replacement of parts for the Manufactured Products installed for end-use at any Ventana facility, and (ii) as needed by Ventana for its manufacture of any Royalty Products; provided that the foregoing obligation
(a) shall only apply for those Manufactured Products or Royalty Products using the AcCell 2001 hardware platform (and only for such parts that are usable), and
(b) shall not apply to any parts added to AccuMed's inventory after the Effective Date. AccuMed shall provide a full written inventory list of such parts and AccuMed's Direct Costs for each part to Ventana within 60 days of the Effective Date. AccuMed shall internally identify and track such parts in its inventory, and report such information to Ventana from time to time as reasonably requested by Ventana, to assist Ventana in determining the extent of its purchase obligation under this Section 7.5. Any parts purchased by Ventana under this Section 7.5 shall be at AccuMed's[***]; provided that with respect to parts purchased for Royalty Products, in no event will Ventana's total costs for such parts per Royalty Product exceed $15,000. The obligations of this Section
7.5 shall not apply to any sublicensees of Ventana.

8.      TECHNOLOGY TRANSFER.

        8.1 Transfer of Technology. To carry on the physical transfer of AccuMed Technical Information from AccuMed to Ventana, AccuMed shall provide to Ventana as soon as reasonably practicable after the Effective Date all AccuMed Intellectual Property Rights embodied in tangible form as is reasonably necessary for Ventana to be ready to begin manufacture and continue development of the Imaging System and the Software Products (including but not limited to the Source Code, all related object code and documentation, and any other related information) beginning on the earlier of: (i) one year after the Effective Date or (ii) the completion of delivery of [***] Manufactured Products to Ventana.

               8.1.1 AccuMed shall further promptly disclose and transfer to AccuMed on a monthly basis all Foreground Technology.

        8.2 Technical Assistance. During the term of this Agreement, AccuMed shall provide ongoing technical assistance by qualified AccuMed employees at Ventana's site as necessary to transfer manufacturing capability for Manufactured Products to Ventana and to support Ventana's ongoing manufacturing and development efforts related to the Imaging System. Ventana shall pay reasonable travel and lodging expenses to AccuMed


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

for such technical assistance; provided such travel is approved in advance in writing by Ventana.

        8.3 Source Code. AccuMed shall deliver the Source Code to Ventana as soon as reasonably practicable after the Effective Date and shall deliver updates of the Source Code to Ventana on a quarterly basis thereafter.

9.      PAYMENTS.

        9.1 Development Funds. Ventana shall pay to AccuMed a total fee of U.S. [***]for all development of the Imaging System and the delivery of the Engineering Prototypes (including but not limited to all related software) under this Agreement payable in installments as follows (the "Development Funds"):

               9.1.1 Upon the execution of this Agreement by both parties, Ventana shall pay [***] to AccuMed.

               9.1.2 Upon completion of Alpha Testing and Ventana's acceptance of the Engineering Prototypes for the Imaging System and the[***], Ventana shall pay [***] to AccuMed.

               9.1.3 Upon completion of Alpha Testing and Ventana's acceptance of the Engineering Prototypes for the[***], Ventana shall pay [***] to AccuMed.

               9.1.4 Upon completion of Beta Testing and acceptance by Ventana and Ventana's beta site customers of the Engineering Prototypes for the Imaging System, the[***], Ventana shall pay [***] to AccuMed.

               9.1.5 Upon completion of Beta Testing and Ventana's acceptance of the Engineering Prototype for the[***], Ventana shall pay [***] to AccuMed.

               9.1.6 Upon the U.S. FDA issuing to Ventana a letter of approvability of a Master Validation Protocol that is a 510k equivalent to that obtained by [***]("FDA Approval"), Ventana shall pay [***] to AccuMed.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        9.2 Use of Development Funds. AccuMed shall hold and use the Development Funds solely for the purpose of applying to AccuMed's direct and indirect development costs under this Agreement until the completion of Beta Testing, after which the foregoing restriction shall no longer apply.

        9.3 Manufacturing Prototype Pricing. In addition to the Development Funds, Ventana shall pay AccuMed U.S. [***]for each Manufacturing Prototype of the Imaging System delivered to and accepted by Ventana hereunder. No payment shall be due for any Manufacturing Prototypes of the Software Products.

        9.4 Manufactured Product Pricing. In connection with the supply of Manufactured Products, Ventana shall pay AccuMed U.S. [***]for each Manufactured Product of the Imaging System delivered to and accepted by Ventana hereunder. Except as set forth in Section 9.5 below, no payment shall be due for any Software Products delivered with a Manufactured Product.

        9.5 Royalties. Ventana will pay a royalty to AccuMed on the sale of each Royalty Product and those software products set forth below by or under the authority of Ventana; provided that no royalty shall be due for any Manufactured Product purchased from Ventana or any bona fide sample and clinical trial products or copies of software.

               9.5.1 Royalty Amounts. The royalty shall be U.S. [***]for each Royalty Product sold.

               9.5.2 Software Products. In addition to the payment of a royalty for each Royalty Product, Ventana shall pay an additional royalty to AccuMed for each of the following listed software products integrated into or bundled with either: (i) a Manufactured Product purchased from AccuMed, or (ii) a Royalty Product manufactured and sold by Ventana; provided that in no event shall any royalty be due for any such software product obtained or licensed by Ventana from a third party (including but not limited to the Telepathology Product). No royalty shall be due for other Software Products not listed below. The royalty rates for software products under this Section 9.5.2 shall be as follows:

-------------------------------------------------------------------------------
              PRODUCT                         ADDITIONAL ROYALTY PER
                                                  IMAGING SYSTEM
-------------------------------------------------------------------------------
[***]                               [***]
-------------------------------------------------------------------------------
[***]                               [***]
-------------------------------------------------------------------------------


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               9.5.3 Payment Report. With each payment of royalties, Ventana shall provide AccuMed with a report delineating: (a) the number and types of Royalty Products sold during the applicable period, and (b) the calculation of the amount due (the "Payment Report").

               9.5.4 Payment Terms. Royalties for sales of Royalty Product will be due within sixty (60) days of the end of each calendar quarter with respect to sales of Royalty Product recognized or received in such period. Royalties for software products under Section 9.5.2 above are due at the same time as royalties for the corresponding Royalty Product in which such software products have been installed or in the calendar quarter of installation, if installed later.

               9.5.5 Records and Audit Rights. Ventana shall keep complete and accurate records reflecting all information necessary or useful in verifying the accuracy of each Payment Report. AccuMed shall have the right to hire an independent certified public accountant to inspect all such records so required to be kept by Ventana (which accountant shall agree in writing to keep all information confidential except as needed to disclose any discovered discrepancies to AccuMed); provided such audit: (i) is conducted during normal business hours, (ii) is conducted no more often then once per year (unless a discrepancy is discovered in favor of AccuMed), and (iii) is conducted only after AccuMed has given thirty days prior written notice. AccuMed shall bear the full cost and expense of such audit, unless AccuMed discovers a discrepancy of more than 1% in which case such cost and expense shall be equally shared.

        9.6 Up-Front License Fee Payments. Upon the execution of this Agreement by both parties and as partial consideration for the license grants hereunder, Ventana shall pay AccuMed: (i) an up-front non-creditable fee of[***], and (ii) an additional up-front fee of [***] to be creditable against future royalties due hereunder by Ventana.

10.     LIMITED LIABILITY.

        NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

11.     TERM AND TERMINATION.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        11.1 Term. This Agreement will remain in effect for [***] years with automatic [***]-year renewals unless either party gives written notice 180 days prior to the end of the then current term not to renew or unless terminated pursuant to Section 11.2.

        11.2 Termination. This Agreement may be terminated in its entirety by a party for cause immediately upon the occurrence of any of the following events:

               (a) If the other ceases to do business, or otherwise terminates its business operations;

               (b) If the other materially breaches any provision of this Agreement and fails to cure such breach within sixty (60) days of written notice describing the breach; or

               (c) If the other shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within one hundred and twenty (120) days).

        11.3 Liability Disclaimer. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

        11.4 Effect of Termination. For any expiration or termination of this Agreement, the following provisions shall survive: Sections 2.1, 2.2, 2.3, 2.4, 3, 4, 9.5, 10, 12, 13, and 15 and any other Sections as necessary for Ventana to fully exploit its licenses under Article 2. Remedies for breaches will also survive. Each party will promptly return all Proprietary Information of the other (and all copies and abstracts thereof) that it is not entitled to use under the surviving terms of this Agreement; provided that Ventana may retain all Source Code and object code and documentation for the Software Products, all information transferred by AccuMed as part of Technology Transfer, and any other information received by Ventana hereunder that Ventana reasonably believes necessary or desirable for exploitation of its licenses under Article 2.

        11.5 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

12.     WARRANTY AND WARRANTY DISCLAIMERS.


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        12.1 AccuMed hereby represents, warrants, and covenants to Ventana as follows:

               12.1.1 The Engineering Prototypes, the Manufacturing Prototypes, and the Manufactured Products and the Software Products will conform to the applicable Functional Specifications, as then in effect, and any published AccuMed documentation related thereto. Such warranty does not apply to units that have been mishandled or mistreated.

               12.1.2 AccuMed and its Subsidiaries are the sole owner of the patents and patent applications listed in Exhibit 1-1 and there are no other patents issued and no other patent applications filed in any country worldwide, in each case owned or filed by or specifically licensed to AccuMed or any of its Subsidiaries relating to the Imaging System or the Software Products or methods of use or the manufacture thereof.

               12.1.3 AccuMed has not granted any third party any rights or interests to any AccuMed Intellectual Property Rights relating to the Imaging System or the Software Products.

               12.1.4 AccuMed is not aware of any actual or potential violation, infringement or misappropriation of any third party's rights (or any claim or potential claim thereof) by any of the deliverables to be provided by AccuMed hereunder (or inherent in the development, use or production thereof).

               12.1.5 AccuMed has full power and authority to enter into and perform this Agreement.

               12.1.6 Neither AccuMed's entering nor performing this Agreement will violate any right of or breach any obligation to any third party under any agreement or arrangement between AccuMed and such third party.

        12.2 EXCEPT FOR THE FOREGOING WARRANTY OF SECTION 12.1.1, ACCUMED DOES NOT WARRANT THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY UNITS DELIVERED TO VENTANA UNDER THIS AGREEMENT.

13. INDEMNITY. AccuMed shall hold Ventana and its officers, directors, agents and employees harmless from liability resulting from infringement by the Imaging System, the Software Products, or any other Products using parts, software, or technical information provided by AccuMed of any patent, copyright, trade secret, or other intellectual property right, provided AccuMed is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; AccuMed will not be responsible for any settlement it does not approve in writing. The foregoing obligation of AccuMed does not apply with respect to any parts, software, or technical information: (i) not supplied by AccuMed, (ii) to the extent such infringement arises from Ventana's specifications, (iii) which are modified by Ventana after shipment by AccuMed, to the extent the alleged infringement relates to such modification, (iv) combined, processed or used with other products, processes or materials where the alleged infringement relates to such combination, process or use, or (v) where the infringement is incident to use of the Product but does not result primarily from the Product.

14. RIGHT OF NOTIFICATION. AccuMed shall notify Ventana in writing within 3 days following the date on which any of the following occur: (i) AccuMed receives from any person or entity a bona fide solicitation, proposal or offer with respect to the merger or consolidation, purchase of common stock or securities convertible into common stock of AccuMed exceeding 10% of AccuMed's then outstanding common stock (on a fully diluted basis), or acquisition of assets (other than inventory and excluding the license of assets) outside the ordinary course of business, or similar transaction or business combination involving AccuMed, or (ii) AccuMed determines (through its board of directors or otherwise) to solicit, initiate, or participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate or facilitate in any other manner any effort or attempt by any other person to do or seek any of the transactions described in subsection (i) above. During the 20 day period beginning on the date of any such notice to Ventana, AccuMed shall not enter into binding agreement to complete such transaction, and shall not enter into any no-shop or standstill agreements with any person with respect to such transaction.

15.     GENERAL.

        15.1 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

        15.2. Governing Law and Legal Actions. This Agreement shall be governed by and construed under the laws of the State of Arizona without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Unless otherwise elected by Ventana in writing for a particular instance (which Ventana may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof initiated by Ventana shall be the Arizona state and U.S. federal courts having within their jurisdiction the location of Ventana's place of business in Arizona. The sole jurisdiction and venue for actions related to the subject matter hereof initiated by AccuMed shall be the Illinois state and U.S. federal courts having within their jurisdiction the location of AccuMed's place of business in

Illinois. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by Arizona or Illinois state, as is applicable, or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

        15.3 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

        15.4 Notices. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses first set forth herein or as amended by notice pursuant to this subsection, to the attention of the Chief Executive Officer in the case of AccuMed and to the attention of the Chief Financial Officer in the case of Ventana. Any notice sent by AccuMed hereunder shall further require sending a copy of such notice to: Ventana Medical Systems, Inc., 3865 N. Business Center Drive, Tucson, AZ 85705, Attention: Legal Dept. If not received sooner, notice by mail shall be deemed received 5 days after deposit in the U.S. mails.

        15.5 Entire Agreement. This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

        15.6 Severability. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

        15.7 Basis of Bargain. Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

        15.8 Relationship of Parties. The parties hereto expressly understand and agree that the other is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith.

        15.9 Assignment. This Agreement and the rights and obligations hereunder are not transferable or assignable without the prior written consent of the parties hereto, except for rights to payment and except to a person or entity who acquires all or substantially all of the assets or business of a party, whether by sale, merger or otherwise.

        15.10 Publicity and Press Releases. Except to the extent necessary under applicable laws, the parties agree that no press releases or other publicity relating to the substance of the matters contained herein will be made without joint approval. A press release announcing this Agreement will be jointly developed and released by the parties.

        15.11 Force Majeure. No liability or loss of rights hereunder shall result to either party from delay or failure in performance (other than payment) caused by force majeure, that is, circumstances beyond the reasonable control of the party affected thereby, including, without limitation, acts of God, fire, flood, war, government action, compliance with laws or regulations (including, without limitation, those related to infringement), strikes, lockouts or other serious labor disputes, or shortage of or inability to obtain material or equipment.

        15.12 Remedies. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

        15.13 Nonsolicitation. Neither party will encourage or solicit any employee or consultant to leave the employ of the other; provided that the foregoing (i) does not prohibit mass media advertising not specifically directed towards employees or consultants of a party and (ii) will not apply after any termination or expiration of this Agreement.


                            [SIGNATURES ON NEXT PAGE]

ACCUMED                                      VENTANA


By:     /s/ PAUL LAVALLEE                    By:    /s/  JOHN PATIENCE
        ---------------------------                 ----------------------------
Name:   Paul Lavallee                               Name:  John Patience
Title:  Chairman and CEO                            Title: Vice Chairman